                                                                     Exhibit 4.2


                       WILSONS THE LEATHER EXPERTS INC.


                     WARRANT FOR THE PURCHASE OF SHARES OF
               COMMON STOCK OF WILSONS THE LEATHER EXPERTS INC.
               ------------------------------------------------


NO. 1                                                        WARRANT TO PURCHASE
                                                                1,500,000 SHARES


THIS WARRANT AND THE SHARES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS, IN THE WRITTEN OPINION OF COUNSEL OF HOLDER REASONABLY ACCEPTABLE TO WILSONS THE LEATHER EXPERTS INC. (THE "COMPANY") THAT IS DELIVERED TO THE COMPANY, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SECURITY IS ALSO SUBJECT TO CERTAIN REGISTRATION RIGHTS, TRANSFER RESTRICTIONS AND OTHER PROVISIONS SET FORTH IN (1) THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 25, 1996 BY AND AMONG MELVILLE CORPORATION ("MELVILLE"), THE COMPANY, THE MANAGERS LISTED ON THE SIGNATURE PAGES THERETO, LEATHER INVESTORS LIMITED PARTNERSHIP I AND THE PARTNERS THEREOF LISTED ON THE SIGNATURE PAGES THERETO, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY, (2) AS TO THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, THE SHAREHOLDERS AGREEMENT DATED AS OF MAY 25, 1996 AMONG THE COMPANY AND THE SHAREHOLDERS OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY, AND (3) THIS WARRANT.

          FOR VALUE RECEIVED, WILSONS THE LEATHER EXPERTS INC., a Minnesota corporation (the "Company"), hereby certifies that Melville Corporation, its successor or registered assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, 1,500,000 fully paid and non-assessable shares of Class A Common Stock of the Company (as hereinafter defined), par value $.01 per share (such Class A Common Stock together with all other classes of common stock of the Company, the "Common Stock"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Class A Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Class A Common Stock are subject to adjustment from time to time as hereinafter set forth.

          (a) DEFINITIONS. (1) The following terms, as used herein, have the following meanings:

          "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

          "CLASS A COMMON STOCK" means the Class A Common Stock, par value $.01 per share, of the Company having the rights, voting power, preferences and restrictions designated in the articles of incorporation of the Company.

          "DULY ENDORSED" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

          "EXERCISE PRICE" means $.5406667 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

          "EXPIRATION DATE" means May 25, 2006 at 5:00 p.m. New York City time.

          "MANAGEMENT WARRANT" means the warrant dated as of the date hereof, issued by the Company to Melville relating to the purchase of 1,200,000 shares of Class A Common Stock which number of shares may be reduced based on the attainment of certain levels of performance by the Company.

          "PERSON" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PRINCIPAL HOLDER" means the original Holder of this Warrant on the date of issue, or if such original Holder so elects, any transferee of all or any portion of this Warrant whom such original Holder shall have designated by written notice to the Company as the successor Principal Holder; provided that the original Holder may only designate a single Holder to be the successor Principal Holder. Any successor Principal Holder designated pursuant to the immediately preceding sentence shall also have the right upon any subsequent transfer to designate a successor Principal Holder in the manner described above.

          "SALE AGREEMENT" means the Sale Agreement dated as of May 24, 1996 among the Company, the Holder and Wilsons Center, Inc.

          "SHAREHOLDERS" means the shareholders listed on the signature pages to the Shareholders Agreement.

          "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of the date hereof among the Company and the Shareholders.

          "WARRANT SHARES" means the shares of Class A Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          (2) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Sale Agreement.

          (b)  EXERCISE OF WARRANT.

          (1) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. At the close of business on the day of such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

          (2) The Exercise Price may be paid in cash, by certified check or bank cashier's check of, or certified by, a bank reasonably acceptable to the Company payable to the order of the Company or by any combination of such cash or check or by wire transfer to an account of the Company designated by the Company. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          (3) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

          (4) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below. Holder agrees that upon receipt of such shares or other securities or property (including any money), Holder shall enter into the Shareholders Agreement.

          (c) RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth in the Shareholders Agreement to the extent that and for so long as such legend is required pursuant to the Shareholders Agreement.

          (d) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise and upon payment of the Exercise Price therefor, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Shareholders Agreement and restrictions imposed by applicable securities laws.

          (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common

Share (as hereinafter defined) at the date of such exercise. For the purpose of this Warrant on any determination date after the Company's initial public offering, the Current Market Price Per Common Share shall, subject to the next two succeeding sentences of this paragraph (e), be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. At all times before the Company has made an initial public offering, or if on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors. If the Principal Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company and reasonably acceptable to the Principal Holder, provided that the fees and expenses of such independent appraiser shall be borne equally by the Company and the Holders. For purposes of any computation under this paragraph (e), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

          (f)  EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

          (1) This Warrant Certificate and all rights hereunder are not transferable by the registered holder hereof except to any Person who, prior to such transfer, agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of the Shareholders Agreement in accordance with the provisions thereof. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

          (2) Subject to compliance with the legend to this Warrant Certificate, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant, at any time in whole or from time to time in part, to any

Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge (except that the Holder or assignee shall pay any and all documentary, stamp or similar transfer taxes payable in respect of the registration or transfer of all or part of this Warrant in the name of, or to, assignee) execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

          (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and, if the Warrant has been registered under applicable securities laws, such bond or other security as the Company reasonably deems appropriate, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

          (h)  ANTI-DILUTION PROVISIONS.

          (1) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation other than a merger described in paragraph (i) below), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, issuance or reclassification shall be proportionately adjusted so that, giving effect to paragraph (h)(7), the exercise of this Warrant after such time shall entitle the holder to receive, for the same aggregate Exercise Price, the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or
(iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, issuance or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. The Holder of this Warrant acknowledges and agrees that under the terms of the articles of incorporation of the Company, all Class A Common Stock may become Common Stock without designation as to class, in which event, subject to this paragraph
(h)(1), this Warrant would be a warrant to purchase Common Stock without designation as to class instead of Class A Common Stock.

          (2) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (I) upon exercise of the Management Warrant, (II) pursuant to the Company's stock option plan for employees of the Company or pursuant to any other Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors, (III) upon conversion of any class of Common Stock into any other class of Common Stock or into Common Stock without designation as to class or (IV) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (h)(3) or
(h)(4) hereof) without consideration or for a consideration per share less than the Exercise Price, the Exercise Price to be in effect after such issuance or sale shall be determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Exercise Price immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, by (B) the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Principal Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holder to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

          (3) In case the Company shall fix a record date for the issuance of rights, options (other than options issued pursuant to a plan described in clause II of paragraph (h)(2)) or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Exercise Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph
(h)(2) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

          (4) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause II of paragraph (h)(2)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock payable pursuant to such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Exercise Price, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate additional consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph
(h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (h)(4) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (h)(3) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

          (5) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph (h)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (h) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

          (6) In the event that, at any time as a result of the provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (7) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs (h)(1), (2), (3) or (4) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, this Warrant shall thereafter be exercisable for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer (in lieu of Common Stock), assuming
(i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          (j) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:


          If to the Company:        Wilsons The Leather Experts Inc.
                                    c/o Wilsons Center Inc.
                                    400 Highway 169
                                    St. Louis Park, Minnesota 55426
                                    Telecopier: (612) 541-3152
                                    Attention:  Joel Waller,
                                                David Rogers

                                    with copies to:

                                    Faegre & Benson
                                    2200 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, Minnesota 55402
                                    Telecopier: (612) 336-3026
                                    Attention:  Philip S. Garon, Esq.

                                    Maslon Edelman Borman & Brand
                                    3300 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, Minnesota 55402
                                    Telecopier: (612) 672-8397
                                    Attention:  Neil I. Sell, Esq.

          If to the Holder:         Melville Corporation
                                    One Theall Road
                                    Rye, New York 10580
                                    Telecopier: (914) 925-4052
                                    Attention:  Chief Executive Officer,
                                                Chief Financial Officer
                                                and General Counsel


                                    with a copy to:

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, New York 10017
                                    Telecopier: (212) 450-4800
                                    Attention:  Dennis S. Hersch, Esq.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

          (k) RIGHTS OF THE HOLDER. Prior to the exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

          (l) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

          (m) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of ___________, 1996.

                                    WILSONS THE LEATHER EXPERTS INC.


                                    By
                                      ------------------------------
                                      Name:
                                      Title:



Acknowledged and Agreed:

MELVILLE CORPORATION


By
  -------------------------
   Name:
   Title:

                      WARRANT EXERCISE SUBSCRIPTION FORM

              (To be executed only upon exercise of the Warrant)


To:  Wilsons The Leather Experts Inc.

          The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares (the "Shares") of Common Stock, par value $.01 per share, of Wilsons The Leather Experts Inc.(the "Company") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________ (such payment being made in cash, by certified check, by bank cashier's check or by wire transfer payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.



Date: __________, ___.

Signature Guaranteed:                       --------------------------------
By:                                         (Signature of Owner)
   -----------------------------
                                            --------------------------------
                                            (Street Address)
   -----------------------------
   [Title]
                                            --------------------------------
                                            (City)       (State)  (Zip Code)

     The signature to this document must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

     The signature to this document must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:



City, State and Zip Code:



Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:


Please insert social security or identifying number:


Name:



Street Address:



City, State and Zip Code:

                            WARRANT ASSIGNMENT FORM
                            -----------------------




                                                    Dated ______________, ______


          FOR VALUE RECEIVED,
                             ---------------------------------------------------
hereby sells, assigns and transfers unto
                                        ----------------------------------------
                                         (please type or print in block letters)
(the "Assignee"),



--------------------------------------------------------------------------------
                               (insert address)

its right to purchase up to _______ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
____________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


Signature Guaranteed:                        Signature
By:                                                   -------------------------
   ---------------------------

   ---------------------------
   [Title]


     The signature to this document must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

     The signature to this document must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.